Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Financial Contact:
Chris Sammons, 225-932-2546
Media Contact:
Craig Pierce, 225-987-7051
Shaw Reports First Quarter Fiscal Year 2009
Financial Results
•	Record Quarterly Revenues and EBITDA (excluding Westinghouse segment)
     Baton Rouge, La., Jan. 8, 2009 — The Shaw Group Inc. (NYSE: SGR) today reported net income of $62.8 million, or $0.75 per diluted share excluding the Westinghouse segment, which continues to reflect significant non-cash foreign exchange translation losses resulting from an appreciation of the Japanese yen against the U.S. dollar. Inclusive of the Westinghouse segment, Shaw reported a net loss for the three months ended November 30, 2008, of $39.9 million, or $0.48 per diluted share.
     In comparison, the prior year results excluding the Westinghouse segment were net income of $37.7 million, or $0.45 per diluted share, and including the Westinghouse segment were net income of $2.2 million, or $0.03 per diluted share.
     Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the first quarter of fiscal year 2009 excluding the Westinghouse segment were a record $121.2 million and including the Westinghouse segment were a loss of $37.5 million. In comparison, for the first quarter of fiscal year 2008, Shaw reported EBITDA of $78.6 million excluding the Westinghouse segment and EBITDA of $29.3 million including the Westinghouse segment.
     Revenues during the three months ended November 30, 2008, increased 11 percent from the same period in the prior fiscal year to a record $1.9 billion. New awards for the quarter totaled $1.1 billion, driven primarily by a large combined cycle, natural gas-fired power plant contract within the Fossil Division of the Power Group. The company’s backlog of unfilled orders at November 30, 2008, was $14.8 billion compared to $14.0 billion at November 30, 2007. Approximately $6.0 billion, or 41 percent, of the current backlog is expected to be converted to revenues during the next 12 months. As previously disclosed, the reported backlog does not contain material amounts related to the engineering, procurement and construction contracts with Georgia Power Company, South Carolina Electric & Gas Company and Progress Energy Florida, Inc. to construct a total of six new Westinghouse AP1000™ nuclear reactors.
     Net cash used by operating activities totaled $98.9 million during the first quarter of fiscal year 2009 compared to net cash provided by operating activities of $108.6 million in the first quarter of fiscal year 2008. The company’s previously announced guidance for cash provided by operating activities for fiscal year 2009 remains unchanged at $250-$300 million.
     “Our operating results exceeded our plan for the first quarter. In spite of the current economic environment, Shaw’s operating segments are performing well, and we remain positive about the activity within the markets Shaw serves,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “We continue to experience significant bookings, including the engineering, procurement and construction contract to construct two Westinghouse AP1000 nuclear power units for Progress Energy at its Levy County, Fla., site, which we announced earlier this week.”
     A conference call to discuss the company’s first quarter financial results will be held today, Thursday, Jan. 8, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 800-471-6718 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
     A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 888-843-8996 and use pass code “23572576#.”
Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
     The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s web site at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” “includes”, “foresees”, “should”, “would”, “could” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. However, the absence of these words does not mean the statements are not forward looking. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors, including but not limited to current economic conditions. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the Company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008 AND NOVEMBER 30, 2007
(In thousands, except per share amounts)

	Three Months Ended
	November 30,
	2008	2007
Revenues	$1,900,433	$1,712,160
Cost of revenues	1,712,340	1,577,142

Gross profit	188,093	135,018
General and administrative expenses	73,106	68,888

Operating income	114,987	66,130
Interest expense	(1,745)	(2,164)

Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(9,862)	(8,892)
Interest income	3,923	4,815

Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	(161,202)	(57,238)
Other foreign currency transaction gains (losses), net	(2,399)	1,164
Other income (expense), net	(1,861)	(295)

Income before income taxes, minority interest and earnings from unconsolidated entities	(58,159)	3,520
Provision for income taxes	(22,698)	2,116

Income before minority interest and earnings from unconsolidated entities	(35,461)	1,404
Minority interest	(5,860)	(4,982)
Income from 20% Investment in Westinghouse, net of income taxes	1,543	4,815
Earnings (losses) from unconsolidated entities, net of income taxes	(139)	993

Net income (loss)	$(39,917)	$2,230

Net income (loss) per common share:
Basic	$(0.48)	$0.03

Diluted	$(0.48)	$0.03

Weighted average shares outstanding:
Basic	83,103	80,684
Diluted	83,103	83,575

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008 AND AUGUST 31, 2007
(In thousands, except per share amounts)

	November 30, 2008
	(Unaudited)	August 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$817,592	$927,756
Restricted and escrowed cash	13,629	8,901
Accounts receivable, including retainage, net	900,474	665,870
Inventories	266,936	241,463
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	555,883	488,321
Deferred income taxes	90,111	93,823
Prepaid expenses	36,471	25,895
Other current assets	41,485	37,099

Total current assets	2,722,581	2,489,128
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	19,543	19,535
Investment in Westinghouse	1,116,513	1,158,660
Property and equipment, less accumulated depreciation of $231,357 and $233,755, respectively	271,721	285,550
Goodwill	503,955	507,355
Intangible assets	23,267	24,065
Deferred income taxes	87,851	3,245
Other assets	95,072	99,740

Total assets	$4,840,503	$4,587,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$753,863	$731,074
Accrued salaries, wages and benefits	100,433	120,038
Other accrued liabilities	260,139	187,045
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	847,266	748,395
Short-term debt and current maturities of long-term debt	5,487	6,004

Total current liabilities	1,967,188	1,792,556
Long-term debt, less current maturities	2,105	3,579
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,325,131	1,162,007
Interest rate swap contract on Japanese Yen-denominated bonds	20,744	8,802
Other liabilities	95,456	101,522
Minority interest	24,969	29,082
Contingencies and commitments
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,204,997 and 89,195,901 shares issued, respectively; and 83,501,583 and 83,535,441 shares outstanding, respectively	1,210,168	1,204,914
Retained earnings	369,459	409,376
Accumulated other comprehensive loss	(58,771)	(9,609)
Treasury stock, 5,703,414 shares and 5,660,460 shares, respectively	(115,946)	(114,951)

Total shareholders’ equity	1,404,910	1,489,730

Total liabilities and shareholders’ equity	$4,840,503	$4,587,278

REVENUES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED
NOVEMBER 30, 2008 AND NOVEMBER 30, 2007

	Three Months Ended November 30,
	2008		2007
	(In millions)%		(In millions)%
United States	$1,525.1	80	$1,343.9	78
Asia/Pacific Rim	204.8	11	81.1	5
Middle East	107.1	6	195.9	11
Canada	5.8	—	4.4	—
Europe	35.2	2	67.8	4
South America and Mexico	16.6	1	9.3	1
Other	5.8	—	9.8	1

Total revenues	$1,900.4	100	$1,712.2	100

BACKLOG BY SEGMENT
(In millions)

	November 30, 2008%		August 31, 2008%
Fossil & Nuclear	$5,870.1	39	$6,109.7	39
E&I	4,967.4	33	5,155.4	33
E&C	2,019.4	14	2,175.5	14
Maintenance	1,283.7	9	1,423.3	9
F&M	675.4	5	763.1	5

Total backlog	$14,816.0	100	$15,627.0	100

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE MONTHS ENDED
NOVEMBER 30, 2008 AND NOVEMBER 30, 2007

	Three Months Ended November 30,
	2008	2007

Revenues
Fossil & Nuclear	$676.6	$598.5
E&I	401.4	389.9
E&C	321.7	296.1
Maintenance	334.1	290.4
F&M	164.7	136.6
Corporate	1.9	0.7

Total revenues	$1,900.4	$1,712.2

Gross profit
Fossil & Nuclear	$51.8	$42.9
E&I	34.5	25.1
E&C	52.4	16.4
Maintenance	11.7	14.8
F&M	35.7	35.1
Corporate	2.0	0.7

Total gross profit	$188.1	$135.0

Gross profit percentage
Fossil & Nuclear	7.7%	7.2%
E&I	8.6%	6.4%
E&C	16.3%	5.5%
Maintenance	3.5%	5.1%
F&M	21.7%	25.7%
Corporate	NM	NM

Total gross profit percentage	9.9%	7.9%

NM — Not Meaningful

REGULATION G DISCLOSURES
The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
for the three months ended November 30, 2008
(in millions, except per share data)

	Q1 FY 2009
	Quarter ended November 30, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,900.4	$0.0	$1,900.4
Cost of revenues	1,712.3	0.0	1,712.3

Gross profit	188.1	0.0	188.1

General and administrative expenses	73.1	0.1	73.0

Operating income (loss)	115.0	(0.1)	115.1

Interest expense	(1.7)	0.0	(1.7)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.9)	(9.9)	0.0
Interest income	3.9	0.0	3.9
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(161.2)	(161.2)	0.0
Other foreign currency transaction gains (losses), net	(2.3)	0.0	(2.3)
Other income (expense), net	(1.9)	0.0	(1.9)

	(173.1)	(171.1)	(2.0)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	(58.1)	(171.2)	113.1
Provision (benefit) for income taxes	(22.7)	(67.0)	44.3

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	(35.4)	(104.2)	68.8

Minority interest	(5.9)	0.0	(5.9)
Income from 20% Investment in Westinghouse, net of income taxes	1.5	1.5	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(0.1)	0.0	(0.1)

Net income (loss)	($39.9)	($102.7)	$62.8

Net income (loss) per common share:
Basic income (loss) per common share	$(0.48)	$(1.23)	$0.75

Diluted income (loss) per common share	$(0.48)	$(1.23)	$0.75

Weighted average shares outstanding:
Basic	83.1	83.1	83.1
Diluted:	83.1	83.1	83.9

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
for the three months ended November 30, 2007
(in millions, except per share data)

	Q1 FY 2008
	Quarter ended November 30, 2007
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,712.2	$0.0	$1,712.2
Cost of revenues	1,577.2	0.0	1,577.2

Gross profit	135.0	0.0	135.0

General and administrative expenses	68.9	0.0	68.9

Operating income (loss)	66.1	(0.0)	66.1
Interest expense	(2.2)	0.0	(2.2)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.9)	(8.9)	0.0

Interest income	4.8	0.0	4.8
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(57.2)	(57.2)	0.0
Other foreign currency transaction gains (losses), net	1.2	0.0	1.2
Other income (expense), net	(0.3)	0.0	(0.3)

	(62.6)	(66.1)	3.5
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	3.5	(66.1)	69.6
Provision (benefit) for income taxes	2.1	(25.8)	27.9

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	1.4	(40.3)	41.7

Minority interest	(5.0)	0.0	(5.0)
Income from 20% Investment in Westinghouse, net of income taxes	4.8	4.8	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	1.0	0.0	1.0

Net income (loss)	$2.2	($35.5)	$37.7

Net income (loss) per common share:
Basic income (loss) per common share	$0.03	$(0.44)	$0.47

Diluted income (loss) per common share	$0.03	$(0.42)	$0.45

Weighted average shares outstanding:
Basic	80.7	80.7	80.7
Diluted:	83.6	83.6	83.6

     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table relfects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Reconciliation of EBITDA calculation for the three months ended November 30, 2008

	Q1 FY 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
(in millions)

Net Income (Loss)	$(39.9)	$(102.7)	$62.8

Interest Expense	11.6	9.9	1.7
Depreciation and Amortization	12.6	—	12.6
Provision for Income Taxes	(22.7)	(67.0)	44.3
Income Taxes on Unconsolidated Subs	0.9	1.1	(0.2)

EBITDA	$(37.5)	$(158.6)	$121.2

Revenue	1,900.4	N/A	1,900.4

EBITDA %	-2.0%	N/A	6.4%

Reconciliation of EBITDA calculation for the three months ended November 30, 2007

	Q1 FY 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
(in millions)

Net Income (Loss)	$2.2	$(35.5)	$37.7

Interest Expense	11.1	8.9	2.2
Depreciation and Amortization	10.4	—	10.4
Provision for Income Taxes	2.1	(25.8)	27.9
Income Taxes on Unconsolidated Subs	3.5	3.1	0.4

EBITDA	$29.3	$(49.3)	$78.6

Revenue	1,712.2	N/A	1,712.2

EBITDA %	1.7%	N/A	4.6%